UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
September 17, 2012
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Officer
On September 17, 2012, the Board of Directors (the “Board”) of Steadfast Income REIT, Inc. (the “Company”) appointed Ms. Ella Shaw Neyland as President of the Company, effective as of October 1, 2012. Ms. Neyland currently serves as a director of the Company and as the Audit Committee Chairperson. Upon assuming her role as President of the Company, Ms. Neyland will no longer be considered an independent director under the Company’s Second Articles of Amendment and Restatement. As a result, Ms. Neyland has resigned from the Company’s Audit Committee, effective October 1, 2012, although Ms. Neyland will continue to serve as a member of the Board as a non-independent director. The Board has appointed Ms. Neyland to serve as a member of the Investment Committee, effective as of October 1, 2012.
Mr. Rodney F. Emery, the Company’s Chief Executive Officer and President has resigned from the office of President of the Company, effective October 1, 2012, to allow Ms. Neyland to assume the role of President. Mr. Emery remains Chief Executive Officer of the Company.
Biographical information on Ms. Neyland is provided below.
Ella Shaw Neyland, age 58, has served on the Company’s Board since October 2011. From October 2011 to September 2012, Ms. Neyland served as the Company’s Audit Committee Chairman. Ms. Neyland is a Founder and was the Chief Financial Officer for Thin Centers MD (the “TCMD”), which provides medically supervised weight loss programs. Prior to founding TCMD in June 2010, Ms. Neyland was a Founder of Santa Barbara Medical Innovations, LLC, a privately owned company that owns and leases low-level lasers to medical groups, and served as its Chief Financial Officer from June 2009 to February 2011. From October 2004 to December 2008, Ms. Neyland was a financial advisor and an owner of Montecito Medical Investment Company, a private real estate acquisition and development company headquartered in Santa Barbara, California. While with Montecito Medical Investment Company, Ms. Neyland advised the company in the acquisition of 43 medical properties with over two million square feet of space in 13 states and advised the affiliate company, Montecito Property Company, in the acquisition of 8,300 apartments in 29 communities. From April 2001 to September 2004, Ms. Neyland served as the Executive Vice President, Treasurer and Investor Relations Officer of United Dominion Realty Trust, Inc., where Ms. Neyland was responsible for capital market transactions, banking relationships and presentations to investors and Wall Street analysts. Ms. Neyland also served as a voting member of the Investment Committee of United Dominion Realty Trust, Inc. that approved the repositioning of over $3 billion of investments. Prior to working at United Dominion Realty Trust, Inc., Ms. Neyland served as the Chief Financial Officer at Sunrise Housing, LTD, a privately owned apartment development company, from November 1999 to March 2001. Ms. Neyland also served as Executive Director of CIBC World Markets, which provides investment, research and corporate banking products, from November 1997 to October 1999. From July 1990 to October 1997, Ms. Neyland served as the Senior Vice President of Finance and the Vice President of Troubled Debt Restructures/Finance for the Lincoln Property Company, a commercial real estate development and management company. From November 1989 to July 1990, Ms. Neyland was the Vice President/Portfolio Manager at Bonnet Resources Corporation, a subsidiary of BancOne. Prior to Ms. Neyland’s employment at Bonnet Resources Corporation, Ms. Neyland served on the board of directors and as the Senior Vice President/Director of Commercial Real Estate Lending at Commerce Savings Association, a subsidiary of the publicly held American Century Corporation, from May 1983 to March 1989. Ms. Neyland received a Bachelor of Science in Finance from Trinity University in San Antonio, Texas.

Election of Directors
On September 17, 2012, the Board increased the authorized number of directors constituting the Board from five to seven, effective as of October 1, 2012, to address the growing needs of the Company. The Board elected Dr. Kerry Dean Vandell and Mr. Ned Brines to serve as independent directors on the Board to fill the vacancies on the Board created by the Board’s increase in the authorized number of directors. Effective October 1, 2012, Dr. Vandell and Mr. Brines will each serve as a director until the Company’s next annual meeting of stockholders and until each of their successors is elected and duly qualified. The Board also appointed Dr. Vandell to serve as a member of the Audit Committee, effective October 1, 2012, in order to fill the vacancy on the Audit Committee created by Ms. Neyland’s resignation. Dr. Vandell will also serve as the Chairman of the Audit Committee and has been designated as the Audit Committee’s financial expert. The Board appointed Mr. Brines to serve as a member of the Investment Committee, effective October 1, 2012. The election of Dr. Vandell and Mr. Brines to the Board was not made pursuant to any arrangement or understanding between each of them and any other person.
Pursuant to the Company’s Independent Directors’ Compensation Plan, on October 1, 2012, the Company will grant 5,000 shares of restricted common stock to each of Dr. Vandell and Mr. Brines in connection with each of their initial elections to the Board. The shares of restricted common stock vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the shares of restricted stock will become fully vested on the earlier to occur of (1) the termination of each of Dr. Vandell and Mr. Brines service as a director due to each of their death or disability, or (2) a change in control of the Company.
Biographical information on Dr. Vandell and Mr. Brines is provided below.
Dr. Vandell, age 65, currently serves as the Dean’s Professor of Finance and Director of the Center for Real Estate at the Paul Merage School of Business at the University of California-Irvine (UCI), having joined UCI in July 2006. He also has held courtesy appointments at UCI’s School of Law and the Department of Planning, Policy and Design in the School of Social Ecology since 2008.  Before joining UCI, Dr. Vandell was on the faculty of the University of Wisconsin-Madison for 17 years (1989-2006), where he served as the Tiefenthaler Chaired Professor of Real Estate and Urban Land Economics, the Director of the Center for Urban Land Economics Research, and the Chairman of the Department of Real Estate and Urban Land Economics.  His first academic appointment was at Southern Methodist University (1976-1989), where he ultimately served as Professor and Chairman of the Department of Real Estate and Regional Science.  Dr. Vandell received his Ph.D. from the Massachusetts Institute of Technology in Urban Studies and Planning, his M.C.P. in City and Regional Planning from Harvard University, and his undergraduate and masters degrees in Mechanical Engineering from Rice University.  He has authored or co-authored over 70 publications and has been invited to provide numerous presentations on the topics of finance, economics and real estate.  Dr. Vandell currently serves on the board of directors of Shopoff Properties Trust, Inc., a public non-traded real estate investment trust specializing in land investments.
Mr. Brines, age 50, currently serves as the Chief Investment Officer for the CitizenTrust Wealth Management and Trust division of Citizens Business Bank, a position he has held since July 2012, where Mr. Brines is responsible for the investment management discipline, process, products and related sources. In addition, in September 2008 Mr. Brines founded Montelena Asset Management, a California based registered investment advisor firm, and currently serves as its Chief Investment Officer.  From June 2010 to July 2012, Mr. Brines served as a portfolio manager for Andell Holdings, a private family office with significant and diversified holdings.  From May 2001 to September 2008, Mr. Brines served as a Senior Vice President and senior portfolio manager with Provident Investment Counsel in Pasadena managing their Small Cap Growth Fund with $1.6 billion in assets under management (AUM).  Mr. Brines was with Roger Engemann & Associate in Pasadena from September 1994 to March 2001 in which he served as both an analyst and portfolio manager for their mid cap mutual fund and large cap Private Client business as the firm grew from $3 billion to over $19 billion in AUM.  Mr. Brines earned an MBA from the University of Southern California and an undergraduate degree from San Diego State University. Mr. Brines also holds the Chartered Financial Analyst (CFA) designation and is involved in various community activities including serving on the investment committee of City of Hope.

Item 7.01	Regulation FD Disclosure.
On September 20, 2012, the Company, through SIR Sycamore Terrace, LLC (“SIR Sycamore Terrace”), a wholly-owned subsidiary of Steadfast Income REIT Operating Partnership, L.P., the Company’s operating partnership, acquired a fee simple interest in a 178-unit multifamily residential community located in Terre Haute, Indiana, commonly known as the Sycamore Terrace Apartments (the “Sycamore Terrace Property”), from a third party seller. SIR Sycamore Terrace acquired the Sycamore Terrace Property for an aggregate purchase price of $16,500,000, excluding closing costs. SIR Sycamore Terrace funded the payment of the purchase price for the Sycamore Terrace Property with the proceeds from the Company’s public offering. The Company intends to obtain mortgage financing on the Sycamore Terrace Property under normal and customary terms and conditions in the future.
On September 21, 2012, the Company distributed a press release announcing the completion of the acquisition of the Sycamore Terrace Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit    Description

99.1	Press release, dated September 21, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	September 21, 2012	By:	/s/ Kevin J. Keating
Kevin J. Keating
Treasurer

EXHIBIT INDEX

Exhibits    Description

99.1	Press release, dated September 21, 2012